Exhibit 10.4

Execution Version

STOCKHOLDER VOTING AGREEMENT

This Stockholder Voting Agreement (this “Agreement”) is made and entered into as of January 2, 2019, by and among Safety, Income & Growth Inc., a Maryland corporation (the “Company”), and the undersigned stockholder (the “Stockholder”) of the Company.

RECITALS

A.                                    The board of directors of the Company has approved (i) the acquisition by iStar Inc. (“iStar”) of $250 million of limited partnership interests designated as “Investor Units” (the “Purchased Units”) in Safety Income and Growth Operating Partnership LP (the “OP”), (ii) the exchange of the Investor Units for shares of common stock of the Company (“Company Shares”) on a one Company Share-for-one Investor Unit basis (subject to antidilution adjustments) (the “Share Exchange”); (iii) the grant of certain preemptive rights to iStar, and (iv) various related transactions, all as more fully described in Annex A hereto, and intends to submit the Share Exchange and grant of preemptive rights (the “Transactions”) to its common stockholders for their consideration and approval.

B.                                    Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of such number of Company Shares as is indicated on the signature page of this Agreement (together with any shares acquired by Stockholder after the date hereof and prior to the termination of this Agreement, the “Stockholder’s Shares”).

C.                                    Stockholder is entering into this Agreement to evidence its support of the Transactions and its commitment to vote the Stockholder’s Shares in favor of the Transactions in accordance with the terms of this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows

1.                                      Agreement to Vote Stockholder’s Shares.

(a)                                 Prior to the Expiration Date (as defined in Section 5 hereof), every meeting of the Company’s stockholders at which the Transactions are presented for consideration and approval by the stockholders, and at every adjournment or postponement thereof, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Stockholder’s Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote in favor of the adoption of the Transactions.

(b)                                 If Stockholder is the beneficial owner, but not the record holder, of the Stockholder’s Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Stockholder’s Shares in accordance with Section 1(a).

(c)                                  At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, Transfer or suffer a Transfer of any of the Stockholder’s Shares.  “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of a lien, security interest, or encumbrance in or upon, or the gift, grant, or placement in trust, or the constructive sale (through hedging or derivative transactions that have the effect of transferring the voting power associated with the Stockholder’s Shares) or other disposition of such security (including transfers by operation of law) of any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled or the record or beneficial ownership thereof, and each agreement, arrangement, or understanding to effect any of the foregoing.

(d)                                 Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, during the term of this Agreement, Stockholder will not commit any act that could restrict or affect Stockholder’s legal power, authority, and right to vote all of the Stockholder’s Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of its obligations under this Agreement.  Without limiting the generality of the foregoing, during the term of this Agreement, except for this Agreement and as otherwise permitted by this Agreement, Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Stockholder’s Shares, deposit any of the Stockholder’s Shares in a voting trust, or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder’s legal power, authority, or right to vote the Stockholder’s Shares in favor of the approval of the Transactions.

2.                                      Grant of Irrevocable Proxy.

(a)                                 Stockholder hereby irrevocably appoints the Company and each of its executive officers or other designees (the “Proxyholders”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), and grants to the Proxyholders full authority, for and in the name, place, and stead of Stockholder, solely for the purpose of voting the Stockholder’s Shares, and/or instructing nominees or record holders to vote the Stockholder’s Shares, in accordance with Section 1(a) hereof and, in the discretion of the Proxyholders, with respect to any proposed adjournments or postponements of any meeting of Stockholders at which the Transactions are to be considered.

(b)                                 Stockholder hereby revokes any proxies heretofore given by Stockholder in respect of the Shares.

(c)                                  Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given to secure the performance of the duties of Stockholder under this Agreement.  Stockholder hereby further affirms that, subject to Section 5, the irrevocable proxy is coupled with an interest, is intended to be irrevocable, and may under no circumstances be revoked.  The irrevocable proxy granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, or incapacity of Stockholder.

(d)                                 The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above.  Stockholder may vote the Stockholder’s Shares on all other matters.

(e)                                  The Company may terminate this proxy at any time by written notice to Stockholder.

3.                                      Action in Stockholder Capacity Only.  Stockholder is entering into this Agreement solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares.

4.                                      Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to Parent as follows:

(a)                                 Stockholder is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects, or encumbrances.

(b)                                 As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company stockholders’ meeting at which the Transactions are considered, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except as otherwise provided in this Agreement, Stockholder has full power and authority to (i) make, enter into, and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 2; and (ii) vote all of the Stockholder’s Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity.

(c)                                  This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms.  The execution and delivery of this Agreement and the performance by Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any material contract to or by which Stockholder is a party or bound, or any order or legal requirement to which Stockholder (or any of Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made herein.

5.                                      Termination.  This Agreement shall terminate and be of no further force or effect whatsoever as of such time (the “Expiration Date”) as (a) the Transactions are approved by the Company’s stockholders at the meeting of stockholders at which the Transactions are presented for consideration, or (b) the Transactions are terminated, and in any event this Agreement shall terminate on June 30, 2019 if the Transactions have not been submitted to the Company’s stockholders for approval by such date; provided, however, that (i) Section 6 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Stockholder from any liability for any inaccuracy in or breach of any representation, warranty, or covenant contained in this Agreement.

6.                                      Miscellaneous Provisions.

(a)                                 Amendments.  No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by the Company and Stockholder.

(b)                                 Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement.  The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c)                                  Entire Agreement.  This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements, and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(d)                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of any laws or legal principles that might otherwise govern under applicable principles of conflicts of law thereof.

(e)                                  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f)                                   Assignment and Successors.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests, or obligations of the parties may be assigned or delegated by any of the parties without prior written consent of the other parties.  Any assignment in violation of the foregoing shall be void and of no effect.

(g)                                  No Third-Party Rights.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(h)                                 Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(i)                                     Specific Performance; Injunctive Relief.  The parties acknowledge that the Company shall be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements of Stockholder set forth in this Agreement.  Therefore, Stockholder hereby agrees that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief, or by any other means available to such party at law or in equity without posting any bond or other undertaking.  Stockholder agrees that Stockholder will not oppose the granting of any injunction, specific performance, or other equitable relief on the basis that Parent has an adequate remedy of law or an injunction, award of specific performance, or other equitable relief is not an appropriate remedy for any reason at law in equity.

(j)                                    Notices.  All notices, consents, requests, claims, and demands under this Agreement shall be in writing and shall be deemed given if (i) delivered to the appropriate address of the Company’s and Stockholder’s headquarters by hand or overnight courier (providing proof of delivery), or (ii) sent by facsimile or e-mail to each of the Company’s and the Stockholder’s lead independent director with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i).

(k)                                 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.

(l)                                     Headings.  The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY		STOCKHOLDER

SAFETY, INCOME & GROWTH INC.		SFTY VENTURE LLC

By:	/s/ Jay Sugarman	By:	/s/ Jesse Hom
Name:	Jay Sugarman	Name:	Jesse Hom
Title:	Chairman and Chief Executive Officer	Title:	Authorized Signatory

Shares Beneficially Owned by Stockholder: 2,125,000 shares of Company Common Stock

Stockholder Voting Agreement

Annex A

Description of Transactions

[Attach Term sheet as annex]

Annex A-1